Exhibit 99.1

WELLTOWER AND PROMEDICA HEALTH SYSTEM COMPLETE

ACQUISITION OF QUALITY CARE PROPERTIES AND

HCR MANORCARE FOR $4.4 BILLION

-	First of its kind partnership between Welltower and a health system propels ProMedica into the top 15 largest U.S. nonprofit health systems and scales its presence across full spectrum of care, including wellness, skilled nursing, memory care, assisted living, hospice, home care and health plans

-	Welltower investment is immediately accretive with underlying property level EBITDAR coverage of 1.8x and full corporate guarantee(1)

-	Joint venture underscores Welltower’s commitment to leveraging healthcare infrastructure and best-in-class operators to drive delivery of services for an aging population to new, more cost-effective sites of care

-	ProMedica will invest as much as $400M of growth and upgrade capital over the next five years

TOLEDO, Ohio, July 26 2018 — Welltower Inc. (NYSE: WELL), a leading global provider of healthcare infrastructure, and ProMedica, a mission-based, not-for-profit healthcare system focused on improving health and well-being across the care continuum, announced today the successful close of their joint venture acquisition of Quality Care Properties, Inc. (NYSE: QCP) and its principal tenants, HCR ManorCare and Arden Courts, the nation’s second largest provider of post-acute services and long-term care.

“Together with ProMedica, one of the largest and most innovative health systems in the U.S., this acquisition of HCR ManorCare provides us the platform to think differently about where healthcare services are delivered, particularly with respect to the aging of the population,” said Tom DeRosa, Chief Executive Officer of Welltower. “The close of this transformative joint venture further validates our health system strategy through which we leverage high-quality real estate to optimize care delivery at lower cost sites of care while remaining focused on improved outcomes.”

Individuals in their 70s and 80s are the fastest growing segment of the U.S. population, yet the current senior care environment is fragmented, costly and inefficient. Nearly eight million patients are using post-acute care services, presenting a significant opportunity to coordinate those services with healthcare systems to improve quality and reduce the overall cost of care.

“At the heart of this transaction is the need to shift care delivery into new, more cost-effective settings as well as to expand our unique wellness-focused strategy as we scale nationally,” said Randy Oostra, ProMedica president and CEO. “This is our opportunity to redefine the settings of effective care delivery outside of the hospital walls for aging seniors and enhance our service offering to span the entire continuum of care, including home health, post-acute care and residential memory care.”

A presentation with additional background on the strategic opportunity this venture presents will be accessible on the investor section of Welltower’s website.

Forward Looking Statements and Risk Factors

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower and ProMedica use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, they are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the expected performance of Welltower, ProMedica, and HCR ManorCare’s operators/tenants and properties; Welltower, ProMedica, and HCR ManorCare’s expected occupancy rates; and Welltower and ProMedica’s ability to access capital markets or other sources of funds. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower and ProMedica’s actual results to differ materially from their expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: unanticipated difficulties and/or expenditures relating to the HCR ManorCare joint venture transaction; the status of the economy; the status of capital markets, including availability and cost of capital; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; and other risks described in Welltower’s reports filed from time to time with the Securities and Exchange Commission. Finally, Welltower and ProMedica undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

About Welltower

Welltower Inc. (NYSE: WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower®, a real estate investment trust (“REIT”), owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

(1) Pro forma underwriting based on HCR ManorCare provided financial information.

Contacts

Media:

Mary Cunney

212-884-4038

mary.cunney@ogilvy.com

Investor:

Tim McHugh

419-247-2800

tmchugh@welltower.com